Exhibit 99.1

PREMIUM ANNOUNCES NAME CHANGE TO NEXMETALS MINING CORP. AND CHANGES TRADING SYMBOL TO NEXM

Toronto, Ontario, June 9, 2025 – NexMetals Mining Corp. (TSXV: PREM) (OTC Pink: PRMLF) (the “Company”) is pleased to announce that the Company has changed its name from “Premium Resources Ltd.” to “NexMetals Mining Corp.” (the “Name Change”). The Name Change was approved at the Annual General and Special Meeting of shareholders held on June 3, 2025.

Accordingly, it is anticipated that the Company’s common shares will commence trading under the new name and new stock ticker symbol “NEXM” at the start of trading on June 11, 2025, on the TSX Venture Exchange. In connection with the Name Change, the following new CUSIP (65346E105) and ISIN (CA65346E1051) numbers have been assigned to the common shares of the Company. No action is required to be taken by shareholders with respect to the name change. Outstanding common share and warrant certificates bearing the old name of the Company are still valid and are not affected by the name and ticker symbol change.

Morgan Lekstrom, CEO of the Company commented: “This change fits with our new strategic direction to become a leading critical metals company, actively contributing to the global supply chain of copper, nickel, and cobalt. It highlights our path to reinvigorate and reestablish the company as a diversified, multi-commodity player, while showcasing the expansion potential and scale of our Botswana assets. In doing so, we aim to position Botswana as a premier source to the critical metals supply chain.”

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked on over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. NexMetals’ senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

1

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Follow Us

X: https://x.com/NexMetalsCorp

LinkedIn: https://www.linkedin.com/company/NexMetalsMiningCorp

Facebook: https://www.facebook.com/NexMetalsMiningCorp

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to, the anticipated trading of the Company’s common shares under the new name and stock symbol, and the Company’s plans to develop the Selebi and Selkirk assets. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the possibility that the Company’s common shares will not commence trading on the timing anticipated; delays in obtaining or failures to obtain required governmental or stock exchange approvals, including the final approval of the TSX Venture Exchange; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

2